UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 10, 2007

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2007, FirstEnergy Generation Corp. (FGCO) completed the sale and leaseback of a 93.825% undivided interest in Unit No. 1 of the Bruce Mansfield Generating Plant located in Shippingport, Pennsylvania.  The undivided interest represents a net demonstrated capacity of approximately 779 megawatts of the facility.  FGCO and its direct parent, FirstEnergy Solutions Corp. (FES), are wholly owned subsidiaries of FirstEnergy Corp. (FirstEnergy).

The purchasers of the undivided interest are six Delaware statutory trusts (Lessors), five of which are held by an owner participant affiliated with AIG Financial Products Corp. (holding 82% of the undivided interest) and the sixth of which is held by an owner participant affiliated with Union Bank of California, N.A.  The purchase price of approximately $1.329 billion for the undivided interest was funded through a combination of equity investments by the owner participants in the six Lessors and proceeds from the sale of $1.135 billion aggregate principal amount of 6.85% pass through certificates due 2034.

The Lessors issued secured notes to the pass through trust that issued and sold the certificates pursuant to a purchase agreement dated July 10, 2007.  Interest on the notes is 6.85% per annum.  The notes mature on June 1, 2034.

FES has unconditionally and irrevocably guaranteed all of FGCO’s obligations under each of the leases and related transaction documents.  The notes and certificates are not guaranteed by FES or FGCO, but the notes are secured by, among other things, each Lessor’s undivided interest and interests in the applicable lease and other related transaction documents.  FGCO’s payments of basic rent (approximately $44.4 million for 2007 and $81.4 million on an average annual basis for subsequent years during the lease term) will be sufficient to permit the Lessors to pay principal and interest on the notes when due, which amounts will be used in turn to pay scheduled distributions on the certificates.  The payment dates (June 1 and December 1) for basic rent under the leases, for principal and interest on the notes and for scheduled distributions on the certificates, are coordinated to facilitate the payment structure.

The provisions of each lease are identical, with each lease having a term of 32 years and 11 months beginning on July 13, 2007, subject to earlier termination upon the occurrence of certain events of loss and events of default.  The lease term may be extended for one or more renewal terms.  In addition to basic rent, FGCO is required to pay supplemental rent due from time to time and, in the event of certain events which cause early termination of the lease, certain other amounts.

In addition to the leases, FGCO has entered into site leases, site subleases, support and other agreements in connection with the sale and leaseback transaction.

The certificates have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or any applicable exemption from registration requirements.

Pursuant to a registration rights agreement entered into on the closing date with the initial purchasers of the certificates, FGCO and FES have agreed to consummate an exchange offer for certificates pursuant to an effective registration statement filed with the U. S. Securities and Exchange Commission or, under certain circumstances, to file a shelf registration statement to cover resales of the certificates. If the exchange offer is not consummated, or a shelf registration statement is not declared effective, within 270 calendar days of the closing date, the interest rate on the Lessor notes will be increased by 0.25% until the exchange offer is consummated or the shelf registration statement is declared effective.

The transaction will be classified as a financing under generally accepted accounting principles (GAAP) until FGCO’s and FES’ registration obligations under the registration rights agreement referred to above are satisfied, at which time it is expected to be classified as an operating lease under GAAP.

Net proceeds to FGCO from the sale and leaseback transaction will be used to repay short-term borrowings from, and to invest in, the FirstEnergy non-utility money pool.  The repayments and investments will permit FES to reduce its investment in that money pool in order to repay approximately $250 million of external bank borrowings and fund an equity repurchase from FirstEnergy, of up to $700 million.  FirstEnergy may use some or all of such funds to reduce its own external bank borrowings.

On July 16, 2007, FirstEnergy issued a press release announcing the completion of the sale and leaseback transaction.  A copy of the release is attached hereto as Exhibit 99.1.

The above summary description of the leases, the notes, the certificates and the other related sale and leaseback transaction documents does not purport to be complete and is qualified in its entirety by reference to the actual documents, forms of which are expected to be filed as exhibits to FirstEnergy’s next quarterly report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by FirstEnergy, dated July 16, 2007

Forward-Looking Statements:This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC (including, but not limited to, the Demand For Information issued to FENOC on May 14, 2007) and the various state public utility commissions as disclosed in the registrant’s SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Distribution Rate Cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the Rate Stabilization Plan) and the PPUC (including the transition rate plan filings for Met-Ed and Penelec and the Penn Power Default Service Plan filing), the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, any final adjustment in the purchase price per share under the accelerated share repurchase program announced March 2, 2007, the risks and other factors discussed from time to time in the registrant’s SEC filings, and other similar factors. The registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 16, 2007

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer